Exhibit 10.14

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*Portions of this exhibit marked [*] are requested to be treated confidentially.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (the “Agreement”) is made and entered into as of May 8, 2013 (the “Effective Date”) by and between CEMPRA PHARMACEUTICALS, INC., a Delaware corporation having an address at Building Four Quadrangle, 6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517 USA (“Cempra”), and TOYAMA CHEMICAL CO., LTD., a Japanese corporation having an address at 2-5, Nishishinjuku 3-chome, Shinjuku-ku, Tokyo, 160-0023, JAPAN (“Toyama”). Cempra and Toyama may be referred to herein individually as a “Party” or collectively, as the “Parties”.

RECITALS

WHEREAS, Cempra is a pharmaceutical company engaged in the discovery, development, manufacture and sale of pharmaceuticals;

WHEREAS, Toyama is a company that is engaged in the development, distribution and sale of certain pharmaceutical products;

WHEREAS, on the Effective Date, Cempra and Toyama entered into an Exclusive License and Development Agreement (the “License Agreement”) pursuant to which Cempra shall grant certain rights to Toyama with respect to the development and commercialization of certain products based on Cempra’s proprietary compound known as CEM-101; and

WHEREAS, as required by the License Agreement, the Parties desire to enter into a supply agreement pursuant to which Cempra will supply Toyama with active pharmaceutical ingredient for the manufacture of such products and clinical supplies of such products, as further described herein.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

Article I

Definitions

Capitalized terms used in this Agreement but not defined below or elsewhere in this Agreement shall, for purposes of this Agreement, have the meaning provided therefor in the License Agreement.

“Certificate of Analysis” shall mean a document identified as such and provided by Cempra to Toyama that (i) sets forth the analytical test results for a specified lot of Supplied Compound or Clinical Supply supplied to Toyama hereunder and (ii) states whether such Supplied Compound or Clinical Supply is manufactured in accordance with the Specifications and cGMP.

“Consent” shall mean any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Authority or other Third Party.

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“Current Good Manufacturing Practices” or “cGMP” shall mean the regulatory requirements for the current good manufacturing practices in the United States Code of Federal Regulations 21 CFR Part 210 & Part 211 in effect at any given time during the Term.

“Delivery Date” shall mean the date specified by Toyama that Cempra shall make particular Supplied Compound or Clinical Supply available at the destination in Japan designated by Toyama in accordance with this Agreement.

“Drug Application” shall mean any application for Regulatory Approval of a Licensed Product in the Field in the Territory.

“Facility” shall mean, with respect to the Supplied Compound or Clinical Supply, (i) the initial facility(ies) and location(s) at which Supplied Compound or Clinical Supply will be manufactured and made available for delivery under this Agreement (as provided by written notice to Toyama by Cempra promptly following the Effective Date) or (ii) any other facility for the manufacture of Clinical Supply or, with respect to Supplied Compounds, any site(s) for the manufacture thereof that may be designated therefor by Cempra in accordance with Section 5.5.

“Finished Product” means Licensed Product in finished form for use in Development, Commercialization, or any other purpose permitted under the License Agreement.

“Losses” shall have the meaning set forth in Section 9.1.

“Materials” shall mean (i) all raw materials, components, work-in-process and other ingredients required to manufacture Supplied Compound or Clinical Supply and (ii) all packaging materials used in the manufacture, storage and shipment of Supplied Compound or Clinical Supply.

“Order” means a Clinical Supply Order, Development Use Supplied Compounds Order, or Commercial Supplied Compounds Order.

“Specifications” shall mean (i) with respect to the Supplied Compound, all specifications for Materials, formula, manufacturing, analytical and testing procedures, release, packaging, storage, and other processes relating to the manufacture of Supplied Compound specified in Exhibit A-1 to this Agreement, all as amended from time to time as contemplated by this Agreement, and (ii) with respect to Clinical Supply, those specifications therefor specified in Exhibit A-2 to this Agreement, subject to changes thereto provided to Toyama by Cempra in writing to the extent constituting corresponding to changes in the specifications for Licensed Products (and corresponding placebos) used by Cempra (or any Affiliate thereof or Cempra Licensee) in the Development or Commercialization of Licensed Products outside the Territory.

“Supplied Compound” means Compound or any Permitted Derivative as described in the Specifications.

“Supplied Compound Price” shall mean price for Supplied Compound supplied by or on behalf of Cempra to Toyama, as defined in Section 1.94 of the License Agreement.

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“Tax” shall mean any liability imposed by a Governmental Authority (as defined in the License Agreement and applied without geographical or other restriction) on gross receipts, sales, use, permits, value added, personal property, intangibles, or otherwise, and any stamp duty, customs duty, transfer, license, registration, premium or withholding tax, or any other kind of tax or assessment of any kind whatsoever, excluding any tax on the income of Cempra, including but not limited to any interest, additions to tax, or additional amounts in respect of the foregoing Taxes or returns required to be filed under Applicable Law. “Tax” shall not include any fines or penalties, provided that, notwithstanding anything to the contrary, “Tax” shall include any fines or penalties imposed with respect to any Tax for which Cempra or Toyama is liable, under applicable law, rule, or regulation, to the applicable Governmental Authority to the extent such fines or penalties are imposed on Toyama or Cempra as a direct result of Toyama’s failure to timely pay any Tax required to be paid by Toyama under this Agreement (e.g. pursuant to Section 3.4).

“Term” shall mean the period during which this Agreement is in effect pursuant to Article X.

“Toyama Indemnitee” shall have the meaning provided in Section 9.1 of this Agreement.

Article II

Sale and Purchase of Product

2.1      Exclusivity.  Subject to the terms and conditions of this Agreement, Cempra shall manufacture and supply, to the extent ordered by Toyama in accordance with this Agreement, Supplied Compound and Clinical Supply for sale to Toyama. Except in the case of an exercise of the Toyama’s Back-Up Supply Rights to the extent not prohibited by Section 2.7, Toyama will (i) purchase one hundred percent (100%) of its, Sublicensees’, and its and its Sublicensees’ manufacturer’s requirements of Compound, Permitted Derivatives, and Clinical Supply from Cempra and (ii) not purchase (or permit Sublicensees, or other parties manufacturing Licensed Product on behalf of Toyama or Sublicensees, to purchase) any Compound, Permitted Derivatives, or Clinical Supply from any Third Party or Affiliate of Toyama or otherwise manufacture or have manufactured any of the foregoing on its behalf. In any agreement concerning any Licensed Product with any Sublicensee, and subject to the exercise of the Back-Up Supply Rights to the extent not prohibited by Section 2.7, Toyama shall ensure that (1) such Sublicensee is contractually prohibited from (x) manufacturing Compound, Permitted Derivatives, and Clinical Supply, (y) obtaining Compound, any Permitted Derivatives, or Clinical Supply from any Third Party, or (z) permitting any other party manufacturing Finished Product on behalf of such Sublicensee from procuring any Compound or Permitted Derivative from any party other than Cempra and (2) that Cempra is a third party beneficiary of such prohibition with the right to enforce such provision against such Sublicensee (or such other manufacturer), provided that the following prohibition shall not preclude Toyama from supplying Compound, any Permitted Derivative, or any Clinical Supply obtained from Cempra hereunder to a Sublicensee, or other party manufacturing Finished Products on behalf of Toyama or any Sublicensee, under obligations and limitations consistent with this Section 2.1. In any agreement executed by Toyama with any other party for the manufacture of Licensed Product, and subject to any exercise of the Back-Up Supply Rights not prohibited by Section 2.7, Toyama shall ensure that such manufacturer shall not procure any Compound or Permitted Derivative from any source other than Cempra. For the sake of clarity, except (i) upon termination or expiration of this Agreement, (ii) pursuant to the Back-Up Supply Rights to the extent not prohibited by Section 2.7, or (iii) as otherwise explicitly provided

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in this Agreement or License Agreement, neither Toyama nor any Sublicensee shall have any right under this Agreement or the License Agreement to manufacture or have manufactured any Compound, Permitted Derivative, or Clinical Supply.

2.2      Clinical Supply.  Subject to the further provisions of this Section 2.2, Toyama may from time to time place, and Cempra will accept, binding written purchase orders for batches of Licensed Product or corresponding placebo constituting Clinical Supply (“Clinical Supply Orders”). Toyama shall provide Cempra, at least [*] calendar months in advance of its first Clinical Supply Order, and on a monthly basis thereafter, a non-binding forecast of the amount of each Licensed Product and/or corresponding placebo constituting Clinical Supply in such Clinical Supply Order. Each Clinical Supply Order shall be placed at least [*] calendar months in advance of the requested date of delivery therefor, and the amount of Clinical Supply ordered therein shall not, in any event, vary by more than [*] percent [*]%) from the amount of Clinical Supply specified in the corresponding non-binding forecast thereof (i.e. actual Clinical Supply Orders may not be less than [*] percent ([*]%), nor more than [*] percent ([*]%), of the corresponding forecasted amount). Subject to this Section 2.2, Cempra shall supply Clinical Supply in the amounts, and according to the delivery schedule, contained in any Clinical Supply Order, and shall use Commercially Reasonable Efforts to supply any ordered amounts of Clinical Supply in excess of [*]% of the forecasted amount.

2.3      Supplied Compounds for Development Use.  Subject to the further provisions of this Section 2.3 and only to the extent Supplied Compounds hereunder is to constitute Development Use API for use in the manufacture of Licensed Product not required to be obtained from Cempra under Section 2.1, Toyama may from time to time place, and Cempra will accept, binding written purchase orders for Supplied Compound to constitute Development Use API (“Development Use Supplied Compounds Orders”). Toyama shall provide Cempra, at least [*] calendar months in advance of any Development Use Supplied Compounds Order, a non-binding forecast of the amount of Supplied Compound in such Development Use Supplied Compounds Order. Each Development Use Supplied Compounds Order shall be placed at least [*] calendar months in advance of the requested date of delivery therefor, and the amount of Supplied Compound ordered therein shall not, in any event, vary by more than [*] percent ([*]%) from the amount of Supplied Compound specified in the corresponding non-binding forecast thereof (i.e. actual Development Use Supplied Compounds Orders may not be less than [*] percent ([*]%), nor more than [*] percent ([*]%), of the corresponding forecasted amount). Subject to this section 2.3, Cempra shall supply Supplied Compound in the amounts, and according to the delivery schedule, contained in any Development Use Supplied Compounds Order, and shall use Commercially Reasonable Efforts to supply any ordered amounts of Supplied Compounds in excess of [*]% of the forecasted amount.

2.4      Supplied Compounds for Commercial Use.

(a)      Monthly Forecasts.  During the Term, Toyama shall provide to Cempra a projection for the next succeeding [*] calendar months of the anticipated volumes of Supplied Compound constituting Commercial Use API, or any Supplied Compound for use in the Territory other than Development Use API, to be ordered by

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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Toyama pursuant to, in each case, Section 2.4(d) below (each, a “Non-binding Forecast”). Toyama shall provide Cempra with written notice of such rolling projections on the first day of each month during the Term of this Agreement. Cempra shall notify Toyama in writing within ten (10) Business Days of receipt of any Non-binding Forecast if the quantities of Supplied Compound indicated therein by Toyama exceed Cempra’s (or its contractors’) production capacity.

(b)      Non-Binding Forecasts.  The Supplied Compound volumes specified for the [*] through [*] calendar month (or, if earlier, the final calendar month) of each volume forecast shall be non-binding estimates of future requirements of Supplied Compound for use in manufacturing Licensed Products for use or sale following Regulatory Approval thereof in the Territory, provided, however, that the Supplied Compound volumes for any month of a Non-binding Forecast other than a month within the Firm Zone thereof (as defined below) shall not vary by more than (i) [*] percent ([*]%) from those set forth for such month on the first Non-binding Forecast containing the forecast for such month and (ii) [*] percent ([*]%) from those set forth for such month on the immediately preceding Non-binding Forecast. Should Toyama wish to increase order quantities at any time in excess of the volumes permitted under this Section 2.4(b) or Section 2.4(d), Toyama may contact Cempra to request and Cempra shall use Commercially Reasonable Efforts to supply any such increase in volumes.

(c)      Firm Zone.  The volume of Supplied Compound set forth for each of the first [*] calendar months of each Non-binding Forecast will, notwithstanding anything to the contrary, be a binding commitment by Cempra to manufacture and supply to Toyama, and by Toyama to purchase, the specified volumes of Supplied Compound during each of those months (each such [*] calendar month period shall be referred to herein as the “Firm Zone”).

(d)      Purchase Orders.   Toyama shall deliver to Cempra an order for the aggregate volume of each Supplied Compound during each Firm Zone, provided that, with respect to the first [*] orders placed hereunder, Toyama may, at its option, place its orders for Supplied Compound no less than [*] months in advance of the desired delivery date therefor (any order described in this sentence, a “Commercial Supplied Compounds Order”). Each Commercial Supplied Compounds Order shall specify the volume of Supplied Compound ordered, and the Delivery Date of Supplied Compound is to be made available to Toyama under Section 4.4. The amount of each Supplied Compound ordered in each Commercial Supplied Compounds Order shall not vary by more than [*] percent ([*]%) from the amount of such Supplied Compound specified in the most recently preceding Non-binding Forecast therefor (i.e. actual Commercial Supplied Compounds Orders for delivery in a particular month may not be less than [*] percent ([*]%), nor more than [*] percent ([*]%), of the corresponding amount specified in the most recent preceding Non-binding Forecast). Any Orders will be delivered electronically or by other means to such location as Cempra shall designate to Toyama. Except as described above with respect to the first [*] Commercial Supplied Compounds Orders placed hereunder, Toyama shall issue each Commercial Supplied Compounds Order to Cempra not

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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less than [*] calendar months prior to the Delivery Date on which Toyama has requested Cempra to deliver Supplied Compound pursuant to each such Commercial Supplied Compounds Order. In the absence of the receipt by Cempra of a Commercial Supplied Compounds Order for a particular month within the Firm Zone, such month of the Firm Zone shall constitute a binding Commercial Supplied Compounds Order for the volumes of Supplied Compound forecast in such month with a designated Delivery Date of the [*] Calendar Day of such month. Each Commercial Supplied Compounds Order that is submitted, or deemed submitted, in accordance with this Section 2.4 shall be deemed accepted by Cempra and Cempra shall fulfill each Commercial Supplied Compounds Order. Deliveries of Supplied Compound or Clinical Supply under this Agreement may vary by up to [*] Calendar Days from the specified Delivery Date (i.e., may be between [*] Calendar Days before the specified Delivery Date and [*] Calendar Days after the specified Delivery Date). Such variance in actual date of delivery shall not constitute a breach of contract by Cempra.

(e)      Accommodations.      From time to time, due to significant unforeseen circumstances, Toyama may deliver to Cempra a Commercial Supplied Compounds Order for volumes of Supplied Compound in excess of those specified in any Firm Zone. Upon Toyama’s written request, Cempra shall use Commercially Reasonable Efforts to provide Toyama with such excess Supplied Compound volumes, but shall not have any obligation to do so if accommodating Toyama would adversely impact Cempra’s ability to satisfy its or its Affiliates’ needs or fulfill its commitments to other customers.

(f)      Overtime Expenses.  In the event that Toyama’s order quantity of Supplied Compound for a calendar month in the Firm Zone portion of the forecast varies sufficiently from the forecast that, in order to supply Toyama with the Supplied Compound volume ordered, Cempra necessarily will incur overtime expenses (itself or with any Affiliate or Third Party contractor), then upon written notification by Cempra that such overtime expenses will be incurred, Toyama shall, at its option by written notice to Cempra, either: (a) reimburse Cempra for such reasonably incurred overtime expenses or (b) promptly reduce its order quantity for such Supplied Compound by an amount sufficient to enable Cempra to avoid incurring overtime expenses by written notice to Cempra. In the case any amounts are charged to or reimbursed by Toyama under this subsection (f), such amounts shall not constitute a portion of the Supplied Compound Price, Fully-Burdened Manufacturing Costs, or the like for any purposes under the License Agreement related to milestone payments, royalty adjustments, or similar provisions.

2.5      Limited Use.    Toyama shall only use Supplied Compound provided under this Agreement for the manufacture of Licensed Products for use or sale in Field in the Territory pursuant to the License Agreement. Toyama shall not (x) use Supplied Compound for any other purpose or (y) provide or transfer any Supplied Compound to any Affiliate of Toyama or Third Party for any purpose other than the manufacture of Licensed Products for use or sale in Field in the Territory pursuant to the License Agreement, and Toyama shall ensure that all Affiliates and Sublicensees only use Supplied Compound for the above-referenced purposes. Further, Toyama shall not (itself or through any Sublicensee or other Third Party) (i) market, advertise or otherwise

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promote in any way the sale of any Licensed Product as a product of Cempra (or any Affiliate thereof) or containing any product of Cempra (or any Affiliate thereof), expressly or implicitly (except to the extent required by Applicable Law) or (ii) use any name, logo, trademark, or tradedress of Cempra or any Affiliate thereof to market, promote, advertise or sell any Finished Product (in each case except to the extent (if any) required by Applicable Law or explicitly permitted by the License Agreement). Toyama shall only use Clinical Supply for purposes of performing Development of Licensed Products in the Field in the Territory.

2.6      Supply Responsibility.    In order to satisfy Cempra’s obligations under this Agreement, Cempra shall (i) maintain manufacturing site(s) of its own or its Affiliates or (ii) maintain contract with Third Party manufacturers for Compound (or, if applicable Permitted Derivative) and Clinical Supply. If Cempra does not satisfy its supply obligations under this Agreement, or reasonably anticipates any circumstances that may materially and adversely impact its ability to satisfy its supply obligations under this Agreement, Cempra shall promptly notify Toyama of such circumstances and, upon Cempra’s written request, Toyama will assist Cempra in obtaining an alternative source of Compound (or, if applicable Permitted Derivative) or Clinical Supply, as applicable, to the extent requested by Cempra, in which case, Cempra shall bear all reasonable, documented out-of-pocket cost and expenses incurred by Toyama for such assistance. If Cempra cannot supply Compound (or, if applicable Permitted Derivative) or Clinical Supply to Toyama in accordance this Agreement, Cempra shall promptly notify Toyama, and the Parties shall discuss in good faith alternative supply solutions for Compounds (or, if applicable Permitted Derivative) and/or Clinical Supply, as appropriate.

2.7      Back-Up Supply Rights.  Cempra shall, upon written request of Toyama, transfer the necessary technologies Controlled by Cempra for manufacturing Compound or Permitted Derivatives to Toyama or Sublicensees, provided that (i) Cempra shall not be required to provide more than [*] business days’ technical assistance in person at any facility(ies) of Toyama or any contract manufacturer thereof and (ii) Toyama shall be entitled to call Cempra by telephone or, as reasonably requested by Toyama, visit Cempra’s facilities to obtain such support for a period of up to (but not in excess of) [*] following the effectiveness of such Back-Up Rights. Notwithstanding the foregoing, Toyama covenants that neither it nor any Sublicensee shall exercise the Back-Up Supply Rights to manufacture any commercial quantities of Compound, Permitted Derivatives, or Clinical Supply unless and until (i) Cempra either (a) does not [*] or [*] and (ii) Toyama has provided written notice to Cempra of [*] at least [*] Business Days [*] or as soon as reasonably practicable but not later than [*] Business Days [*] prior to Toyama’s exercise of the Back-Up Supply Rights with respect to commercial quantities of whichever of the Compound (or, if applicable, Permitted Derivative) or Clinical Supply, respectively, was the subject of [*].

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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2.8      Technology Transfer.  Cempra shall provide Toyama with Cempra Know-How, and otherwise provide Toyama, at no cost to Toyama, with up to [*] person-hours of technical assistance reasonably requested by Toyama in writing to enable Toyama to manufacture Licensed Products in the Territory. In the event Toyama requires any additional such technical assistance, the Parties shall negotiate in good faith regarding reasonable terms on which such assistance may be provided.

Article III

Prices for Supplied Compounds and Clinical Supply; Shipment; Payments

3.1      Price; Annual Adjustment.  During the Term of this Agreement, Toyama shall pay Cempra’s Fully-Burdened Manufacturing Costs for Clinical Supply and the applicable Supplied Compound Price for the Supplied Compound, as the Supplied Compound Price shall be set or adjusted from time-to-time by Cempra in a manner consistent with this Agreement. Cempra shall provide Toyama a reasonable estimate of [*] every Calendar Year and the Parties shall meet, at least [*] Calendar Days prior to the beginning of each Calendar Year during the Term, to review and discuss expected Supplied Compound Price and the price to be charged for Clinical Supply hereunder.

3.2      Supply Prices for Development Use API, Clinical Supply, and Samples.    All Development Use API, Clinical Supply, and any API for use in manufacturing promotional samples of Licensed Products or other Licensed Products for use other than for commercial sale supplied by Cempra to Toyama shall be invoiced to Toyama at a price as equal to the applicable Fully-Burdened Manufacturing Costs therefor.

3.3      Supply Prices for Commercial Use API. All API for use in manufacturing Licensed Products for commercial sale in the Territory supplied by Cempra to Toyama (“Commercial Use API”) shall be invoiced to Toyama at a price equal to the applicable amount defined by the following formulas:

[*];

[*]; and

[*]:

[*]

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[*].

[*].

3.4      Supply Taxes/Shipping Charges.  Toyama shall timely pay and be responsible for Supply Taxes/Shipping Charges (as defined below) incurred by Cempra with respect to its supply of API and Clinical Supply hereunder and all other Taxes arising out of any payment, transaction, or activity under this Agreement, or otherwise applicable to, assessed upon, or levied against the manufacture, supply, or sale of any Supplied Compound or Clinical Supply under this Agreement, whether Cempra or Toyama is liable therefor under Applicable Law, [*] or taxes on net income of Cempra. Notwithstanding the foregoing or anything to the contrary, (i) Toyama shall pay directly to the relevant Third Party or governmental agency, any customs duties, tariffs, or similar charges or consumption tax imposed by and collected by or on behalf of the Japanese national or any local government, transportation cost from the destination airport/port in Japan to Toyama’s facility(ies) (or that of any manufacturers of Licensed Product or Sublicensees), and handling charges for customs clearance in Japan with respect to, in each case, any API or Clinical Supply (and any such amounts shall not be included in Fully-Burdened Manufacturing Costs, Supplied Compound Price, or API Price) and (ii) Toyama shall pay Cempra for all Supply Taxes/Shipping Charges (as defined in this Section 3.4). “Supply Taxes/Shipping Charges” means transportation cost for Compound, Permitted Derivative, or Clinical Supply from the departure airport/port (inside or outside of Japan) to the Delivery Point, insurance cost related to the above transportation (or storage related thereto), handling charge for import/export procedures, related taxes, duties, or tariffs for any of the foregoing operations (other than such duties specifically referenced in the definition of FBMC Taxes/Tariffs), and sales or value added taxes charged on Cempra (but not any contract manufacturer thereof) for its sale or provision of API or Licensed Product to Toyama under this Agreement (or, in the event Toyama obtains any API or Licensed Product from an Affiliate or Third Party following termination or expiration of this Agreement, sales or value added taxes charged on such Affiliate or Third Party for its sale or provision of API or Licensed Product to Toyama).

3.5      Audit Rights of Toyama for the [*].  Cempra and its Affiliates shall keep true and accurate records of [*] under this Agreement. At the expense of Toyama, Toyama shall have the right to engage an internationally recognized independent accountant approved by Cempra (such approval not to be unreasonably withheld), to perform, on behalf of Toyama an audit of such records of Cempra and its Affiliates, that are reasonably deemed necessary by such independent public accountant to confirm [*] for the period or periods requested by Toyama and the correctness of any report or payments made under this Agreement. Upon timely request and at

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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least [*] Calendar Days prior written notice from Toyama, such audit shall be conducted by Toyama, during regular business hours in such a manner as to not unnecessary or unreasonably interfere with Cempra’s or its Affiliates’ normal business activities, and shall be limited to results in any Calendar Year ending no more than [*] years prior to audit notification. Such audit shall not be performed more frequency than once per Calendar Year nor more frequency than once with respect to records covering any specific period of time. Toyama shall promptly provide a copy of the results of any such audit to Cempra. If the audit accurately reveals an overpayment by Toyama, then Cempra shall reimburse Toyama for amount of the overpayment within [*] Business Days of Cempra’s receipt of the results of such audit. If the audit reveals an underpayment, then Toyama shall make up such underpayment promptly and in a single payment to Cempra within [*] Business Days of Toyama’s receipt of the results of such audit.

Article IV

Supply Procedure of Supplied Compound and Clinical Supply

4.1       Invoices.

(a)      All invoices for the sale of Supplied Compound or Clinical Supply, including the price therefor and all Supply Taxes/Shipping Charges associated therewith, shall be submitted by Cempra to Toyama at 2-5, Nishishinjuku 3-chome, Shinjuku-ku, Tokyo, 160-0023, JAPAN at the same time as, or any time after, the Supplied Compound or Clinical Supply is made available to Toyama in accordance with Section 4.4.

(b)      All invoices for any and all other expenses and fees due Cempra under this Agreement shall be submitted by Cempra to Toyama at 2-5, Nishishinjuku 3-chome, Shinjuku-ku, Tokyo, 160-0023, JAPAN on a monthly basis during the Term of this Agreement.

4.2      Payment.  Payments for Supplied Compounds and Clinical Supply invoiced under Section 4.1 above shall be due [*] Calendar Days from the date of invoice. Any payment due Cempra from Toyama that is past due under this Agreement shall bear interest at a rate equal to the lesser of (i) [*] percent [*]%) per month or (ii) the maximum rate permitted by Applicable Law, calculated based on the number of Calendar Days that the payment is delinquent, provided that, upon Toyama’s second late payment under this Agreement (e.g. the second time Toyama fails to make a payment within [*] Calendar Days of the date of an invoice), the interest rate referenced in clause (i) of the preceding sentence shall be increased to [*] percent ([*]%) per month.

4.3      Payment Method.    All payments due under this Agreement to Cempra shall be made by bank wire transfer in immediately available funds to an account designated by Cempra in writing. All payments to be made under this Agreement shall be made in United States dollars unless otherwise specified herein or agreed by the Parties.

4.4      Shipment; Title; Transport; Location of Sale.

(a)      General.   All Supplied Compounds and Clinical Supply shall be shipped DAP (as defined in INCOTERMS, 2010 edition, published by the International Chamber

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of Commerce, ICC Publication 560) Kansai Airport or other port/airport in Japan designated by Toyama (the “Delivery Point”), except with regard to title and risk of loss, which is described below in Section 4.4(b). Cempra shall arrange for freight loading, forwarding, and carriage from the applicable Facility(ies), and Cempra will make the Supplied Compounds and Clinical Supply available for unloading by Toyama or its designated carrier at the Delivery Point, provided that, notwithstanding anything to the contrary, Toyama shall pay Cempra for all Supply Taxes/Shipping Charges (and shipping-related insurance costs) incurred by or on behalf of Cempra with respect to any Supplied Compound or Clinical Supply supplied under this Agreement.

(b)      Title/Risk of Loss.  Title to and risk of loss with respect to any Supplied Compound or Clinical Supply shall pass from Cempra to Toyama when such Supplied Compound or Clinical Supply is made available for unloading from the ship/airplane at the Delivery Point.

(c)      The Parties hereby agree, without limitation of, and consistent with, the foregoing, that all sales of Clinical Supply and Supplied Compound to Toyama under this Agreement occur in Japan.

Article V

Testing and Quality Assurance

5.1      General.  Cempra shall manufacture, test, package, store, label, release and deliver all Supplied Compound and Clinical Supply in accordance with the Specifications, cGMP, Applicable Law and the Quality Agreement (defined in Section 5.6 below).

5.2      Change Control. (a)   Specifications.   Either Party may request a Specifications change. The Parties shall discuss in good faith the implementation of any such requested changes; provided however, that (i) such changes, other than changes to Specifications for Clinical Supply corresponding to changes in the specifications for Licensed Products (and corresponding placebos) used by Cempra (or any Affiliate thereof or Cempra Licensee) in the Development or Commercialization of Licensed Products outside the Territory (such changes, “Cempra-Initiated Clinical Supply Changes”), shall be made only with the Parties’ mutual written consent, (ii) such consent shall not be unreasonably withheld with respect to any Specifications change required for compliance with Applicable Law or cGMP, and (iii) Cempra shall notify Toyama in writing of any Cempra-Initiated Clinical Supply Changes and such Cempra-Initiated Clinical Supply Changes shall be effective upon such notice (or such later date indicated in such notice), without requirement of any further agreement or consent by Toyama. All requests by a Party for revisions to the Specifications shall be submitted in writing to the other Party (and all notices of Cempra-Initiated Clinical Supply Changes shall be provided in writing by Cempra to Toyama) and, subject to the preceding portion of this Section 5.2(a), all changes to Specifications shall be made in accordance with the Quality Agreement, provided that, in the event of any conflict between the Quality Agreement and this Section 5.2(a) with respect to any Specifications changes, this Section 5.2(a) shall govern and supersede the conflicting provisions of the Quality Agreement.

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(b)      Processes.   No changes to any methods, processes, procedures or testing protocols and/or methods governing the manufacture, storage, testing (in process, release, stability) of Supplied Compound or Clinical Supply not addressed in the Specifications (“Non-Specification Processes”) shall be made without reasonable written notice to Toyama, in order to enable Toyama to notify, and, if necessary, obtain the approval of, the relevant Regulatory Authority(ies) in the Territory of such change.

(c)      General.  Prior to implementation of any change to the Specifications or Non-Specification Processes, the Parties shall use reasonable good faith efforts to agree upon a procedure to ensure that, to the extent required by Applicable Law, applicable Governmental Authorities have approved the proposed amended Specifications or Non-Specification Processes, and that Cempra is given a reasonable period of time to implement any changes required with regard to any amended Specifications.

(d)      Payment.  For any Specification changes or changes to Non-Specification Processes pursuant to Section 5.2 above or instituted as necessary to comply with any requirement of cGMP or Applicable Laws, any increased or other additional costs for any such change:

[*];

[*]; or

[*].

5.3      Validations and Stability Studies.

(a)      General.    Cempra shall perform all validations and stability studies required by the Specifications or cGMP in connection with the regular course of manufacturing the Supplied Compound and Clinical Supply. For the sake of clarity, such cost for validations and stability studies shall be included in [*], as determined by Cempra’s reasonably appropriate allocation.

(b)      Reference Standards.    Cempra shall provide reasonable amounts of all analytical reference standards for each of the Supplied Compounds and Clinical Supply manufactured under this Agreement, as reasonably requested by Toyama from time-to-time, at Toyama’s cost (which shall be documented and reasonable).

5.4      Materials.    Cempra shall prepare or cause to be prepared by its suppliers, as the case may be, all certifications as to any Materials required by cGMP or, at Toyama’s reasonable written request, Applicable Law outside the Territory or Applicable Law in the Territory (each, a “Materials Certification”). Such Materials Certifications shall include, without limitation, any and all required certifications related to Materials derived from animal products. As between the Parties, Cempra will be responsible for procuring all Materials required for the manufacture of Supplied Compound and Clinical Supply under this Agreement.

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5.5      Selection of Manufacturing Sites.    Cempra expressly reserves the right to select, and subsequently change, at its sole discretion, the facility(ies) at which Supplied Compound or Clinical Supply will be manufactured. Cempra will provide, not less than [*] calendar months prior to the first supply of Supplied Compound from any site(s) other than any site(s) previously permitted hereunder, written notice to Toyama if the manufacturing of any Supplied Compound is to be shifted to any site other than any site(s) specifically approved therefor, if any, in any applicable Drug Application or Regulatory Approval in the Territory for such Supplied Compound’s corresponding Finished Product; Cempra shall not be required to provide any advance written notice for any changes of manufacturing facility(ies) with respect to any Clinical Supply, provided however, Cempra shall provide Toyama with a written notice following any changes of such manufacturing facility(ies). Notwithstanding the preceding portions of this Section 5.5, however, Cempra shall use Commercially Reasonable Efforts to ensure that its selection or change of manufacturing sites will not materially and adversely affect its ability to fulfill its then current supply obligations to Toyama pursuant to this Agreement. Upon Toyama’s written request, Cempra shall submit to Toyama manufacturing capacity and forecast of the manufacturing sites of Supplied Compound to the extent Toyama can evaluate an adverse effect on Cempra’s supply obligations to Toyama. In the event that Cempra makes a change of manufacturing sites that Cempra reasonably anticipates may materially and adversely affect Cempra’s ability to fulfill its obligations under this Agreement, then Cempra shall, at its own risk of loss, use Commercially Reasonable Efforts to stockpile sufficient quantities of such Supplied Compound to minimize such adverse effect. Cempra may source any Supplied Compound and/or Clinical Supply from multiple facilities without prior notice to Toyama, provided however, Cempra shall provide Toyama with a written notice following such decision to source any Supplied Compound and/or Clinical Supply from multiple facilities. All Supplied Compound shall be manufactured and supplied to Toyama in compliance with cGMP, this Agreement and Applicable Law. In the event that Cempra changes or adds a Facility for Clinical Supply or, as described in this Section 5.5, any Supplied Compound, such newly selected or added facility shall be deemed a Facility for Clinical Supply or such Supplied Compound, respectively, for purposes of this Agreement.

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5.6      Quality Agreement (GMP agreement).  The Parties shall execute a reasonable and customary form of quality agreement (GMP agreement) (the “Quality Agreement”) with respect to Cempra’s supply of API and Clinical Supply within [*] months of the Effective Date. Each Party shall comply with its obligations set forth in the Quality Agreement. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall control. After the signature of this Agreement, Toyama shall conduct a GMP audit of Cempra’s subcontractors’ manufacturing sites for API and, subject to the terms and limitations of any contract(s) between Cempra and its manufacturer(s) of Clinical Supply, [*].

5.7      Testing of Supplied Compound and Clinical Supply.    Prior to release of any Supplied Compound or Clinical Supply, Cempra shall test the Supplied Compounds or Clinical Supply, as appropriate, in accordance with the testing procedures described in the Specifications, and shall provide Toyama with a Certificate of Analysis for each batch of each of the Supplied Compounds or Clinical Supply, as appropriate.

5.8       Cempra Holds and Rejections.

(a)      General.  Toyama shall notify Cempra of Toyama’s (or any Sublicensee’s) placing any Supplied Compounds or Clinical Supply on hold for further investigation of a Nonconformity (as described below), or of Toyama’s rejection of any batch (or part thereof) of any Supplied Compound or Clinical Supply within [*] Calendar Days after receipt of such Supplied Compounds or Clinical Supply by Toyama. Toyama’s notice shall state the basis for the hold or rejection. Failure to give notice within this [*] Calendar Day period shall constitute acceptance of any Supplied Compound or Clinical Supply delivered, except in the case of a latent Cempra Nonconformity that (i) would not have been revealed by a timely inspection in accordance with customary and reasonable procedures, (ii) is discovered prior to the expiration date of the applicable Supplied Compound or Clinical Supply, and (iii) is the subject of written notice to Cempra describing such Cempra Nonconformity in reasonable detail provided to Cempra within [*] Business Days of Toyama’s initial knowledge thereof. Toyama, at its discretion, may also test or have tested any batch of Supplied Compounds or Clinical Supply supplied to Toyama.

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(b)      Replacement.  If Toyama notifies Cempra of what it reasonably alleges to be a Cempra Nonconformity, such rejected Supplied Compound or Clinical Supply, respectively, shall be replaced as soon as practically possible by a substantially similar amount of Supplied Compound or Clinical Supply, respectively, without Cempra Nonconformity (such replacement Supplied Compound or Clinical Supply, “Replacement Product”). If Cempra accepts Toyama’s rejection in accordance with subsection (a), or it is determined pursuant to subsection (c) that Toyama’s rejection, for an alleged Cempra Nonconformity is appropriate (i.e. there was such a Cempra Nonconformity with respect to the Supplied Compound or Clinical Supply at issue), such replacement shall be at no additional cost to Toyama. If Cempra rejects Toyama’s rejection provided under subsection (a) and (x) Toyama agrees with Cempra’s rejection of such rejection or (y) it is determined pursuant to subsection (c) that the Supplied Compound or Clinical Supply that was subject to Toyama’s rejection under subsection (a) was not subject to a Cempra Nonconformity, Toyama shall be obligated to pay Cempra for the corresponding Replacement Product on the same terms hereunder as if Toyama had placed an order for such Replacement Product.

(c)      Independent Testing.    If the Parties disagree as to whether Supplied Compounds or Clinical Supply subject to hold or rejected meet the Specifications, Toyama’s most senior quality assurance officer and Cempra’s most senior quality assurance officer, or such other persons as they may designate in writing, shall confer to review samples and/or batch records, as appropriate. If the disagreement is not resolved, then samples, batch records and other data relating to the batch in dispute shall promptly be submitted for testing and evaluation to an independent Third Party (including a testing laboratory) approved in writing by both Parties, such approval not to be unreasonably withheld. The findings of the Third Party shall be final and binding on the Parties. The cost of the testing and evaluation by the Third Party shall be borne by the Party whose position was not supported by the determination of the Third Party.

(d)      Notice.  In the event that after the release of any Supplied Compounds or Clinical Supply, Toyama becomes aware that any batch of the Supplied Compounds or Clinical Supply may have a Nonconformity, despite any testing and quality assurance activities, Toyama shall immediately notify Cempra in writing.

5.9      Nonconformity.

(a)      Nonconformity.  If either Party becomes aware that any batch or shipment of Supplied Compound or Clinical Supply has a Nonconformity, at any time regardless of the status of Cempra’s testing and quality assurance activities, such Party shall notify the other Party within [*] Business Days of becoming aware of a Nonconformity. “Nonconformity” means a product characteristic that (i) is attributable to failure to

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manufacture, test, package, store, label, release or deliver any Supplied Compound or Clinical Supply in accordance with the Specifications or cGMP prior to such Supplied Compound or Clinical Supply being made available at the Delivery Point (such a Nonconformity, a “Cempra Nonconformity”) or (ii) is not a Cempra Nonconformity and causes any Supplied Compound or Clinical Supply to fail to conform to the applicable Specifications or cGMP. In the event of a Nonconformity, the Parties shall mutually agree as to the procedure by which the Nonconformity will be investigated.

(b)      Supplied Compounds or Clinical Supply Subject to Nonconformity.  Any batch or shipment of Supplied Compound or Clinical Supply, or Finished Product that was manufactured using Supplied Compound that is the subject of a Nonconformity, shall be handled as follows:

(i)        any portion of such batch or shipment of Supplied Compound or Clinical Supply held in inventory by Cempra shall not be shipped to Toyama;

(ii)        any portion of such batch or shipment of Supplied Compound or Clinical Supply shipped to Toyama and held in stock by Toyama shall maintain a “hold” or “unpassed” status, and shall not be released into passed inventory of Toyama, used in the manufacture of any Finished Product or other Licensed Product (in the case of Supplied Compound), or administered to any human subjects or patients or used in any other Development activities (in the case of Clinical Supply), until Toyama has completed any investigations related to such Supplied Compounds or Clinical Supply, as applicable, and approved in writing the disposition of the Supplied Compound or Clinical Supply, as applicable, subject to the Nonconformity; and

(iii)      any portion of any batch of Finished Product manufactured using such Supplied Compound or Clinical Supply that is held in stock by Toyama shall maintain a “hold” or “unpassed” status, and shall not be released into passed inventory of Toyama or for use or sale, until Toyama has completed any investigations related to the Supplied Compound or Clinical Supply that was the subject of the Nonconformity and approved in writing the disposition of such Supplied Compound or Clinical Supply.

5.10      Product Complaints.  Any and all complaints of which Cempra becomes aware relating to any Supplied Compound, corresponding Finished Product, or Clinical Supply shall promptly be forwarded to Toyama’s senior quality officer or his/her designee. Toyama shall promptly inform Cempra of any and all complaints that Toyama receives which implicate Cempra’s manufacturing or other processes at the applicable Facility(ies). Notification shall be given by telephone, with an e-mail confirmation immediately following. The Party receiving such notification shall acknowledge the receipt of such notification within [*] Business Days.

5.11      Manufacturing-Related Adverse Events.  If an Adverse Event of which Toyama becomes aware implicates Cempra’s manufacturing of any Supplied Compound or Clinical Supply or other processes at any applicable Facility(ies), Toyama shall promptly inform Cempra of such Adverse Event and such implication and shall disclose to Cempra any information related thereto.

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5.12    Investigations.    The Parties shall use Commercially Reasonable Efforts to investigate all reports of Nonconformity-, Supplied Compound- or Clinical Supply-related complaints, Finished Product-related complaints and Adverse Events in order to assure the conformity of Supplied Compound and Clinical Supply to the applicable Specifications and cGMP. The Parties shall act promptly and shall cooperate fully in such investigations.

5.13    Retained Samples.  Cempra shall retain samples, as required to comply with cGMP or Applicable Law in the Territory, from each batch of Supplied Compound or Clinical Supply to the extent prescribed in the Quality Agreement.

Article VI

Regulatory Matters

6.1      Drug Application and Regulatory Approval Documentation.  Toyama shall, as between the Parties, be responsible for submitting, obtaining approval of, and maintaining all Consents, Drug Applications and Regulatory Approvals with respect to the Finished Products in the Field in the Territory. Toyama shall be responsible for responding to all requests for information related to such any of the foregoing made by, and making all legally required filings relating to any of the foregoing with, any Governmental Authority in the Territory having jurisdiction to make such requests or require such filings. Cempra shall cooperate with Toyama as reasonably requested by Toyama with respect to Toyama’s preparation, obtaining approval, and maintaining of all Consents, Drug Applications and Regulatory Approvals with respect to the Finished Products in the Field in the Territory. Upon request from Cempra, Toyama shall provide Cempra with information regarding any Consents, Drug Applications, or Regulatory Approvals or discrete sections of any of the foregoing. In the event any Consent, Applications or Regulatory Approval held by Toyama relating directly to any of the Supplied Compounds, Clinical Supply, or Finished Products is hereafter suspended or revoked, Toyama shall promptly notify Cempra of the event and shall promptly inform Cempra of the impact on Toyama’s purchases, or Cempra’s manufacture, of Supplied Compound or Clinical Supply and Toyama’s general intentions with respect to Supplied Compound, Clinical Supply, and Licensed Products.

6.2      Drug Master File.  Unless information equivalent to that incorporated into a DMF is incorporated into or maintained as part of an NDA, or equivalent foreign filing, owned or controlled by Cempra, any Affiliate thereof, or any Cempra Licensee, Cempra shall be responsible (itself or via any Affiliate of Cempra, Cempra Licensee, or Third Party contractor any of the foregoing) for filing and maintaining a DMF with respect to Supplied Compound provided (or to be provided) hereunder for purposes of enabling Toyama to file a Drug Application and obtain Regulatory Approval in the Field in the Territory. If Cempra (itself or via any Affiliate of Cempra, Cempra Licensee, or Third Party contractor of any of the foregoing) shall submit a DMF with respect to Supplied Compound provided (or to be provided) hereunder, Cempra shall provide Toyama (or any appropriate Governmental Authorities in the Territory) access thereto to the extent necessary to enable Toyama to file a Drug Application and obtain Regulatory Approval in the Field in the Territory. If Cempra (itself or via any Affiliate of Cempra, Cempra Licensee, or Third Party contractor any of the foregoing) does not submit or maintain a DMF for purposes of enabling Toyama to file a Drug Application and obtain Regulatory Approval in the Field in the Territory,

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Cempra shall promptly disclose any information in Cempra’s or its Affiliates’ possession concerning the Supplied Compound provided (or to be provided) hereunder, corresponding to that which would be contained in a DMF therefor, to Toyama (or any appropriate Governmental Authorities in the Territory) that may be required by Governmental Authorities in the Territory for purposes of filing a Drug Application and/or obtaining Regulatory Approval in the Field in the Territory, upon Toyama’s request, and Cempra shall use Commercially Reasonable Efforts to obtain possession of such information from any Cempra Licensees or Third Party contractors of Cempra or its Affiliates with respect to the manufacture of any Supplied Compound provided (or to be provided) hereunder.

6.3      Regulatory Changes.  The Parties will promptly notify each other of any material revisions or amendment of or additions to cGMP and will confer with each other with respect to the best means to comply with such requirements.

6.4      Records.    Cempra shall maintain (or to cause its Affiliates and/or contract manufacturers to maintain) all records reasonably necessary to comply with cGMP and, to the extent informed thereof by Toyama and any reasonable additional out-of-pocket expense therefor is paid by Toyama, Applicable Law in the Territory. Cempra shall ensure that such records shall be available for inspection, audit and copying by Toyama, its representatives, and any Regulatory Authorities upon reasonable request during normal business hours, provided that any reasonable additional out-of-pocket expense therefor shall be paid by Toyama. All such records shall be maintained for a period as required under cGMP and, to the extent informed thereof by Toyama and any reasonable additional out-of-pocket expense therefor is paid by Toyama, Applicable Law in the Territory.

6.5      Regulatory Inspections/Requests/Notices.

(a)      Cempra shall promptly notify Toyama of its knowledge or receipt of notice of the initiation of any inquiries, notices or inspection activity by any Governmental Authority with respect to Supplied Compound or Clinical Supply and shall provide Toyama with a reasonable description of any such inquiries and documentation (including but not limited to any FDA Establishment Inspection Report Form 483 or FDA warning letter)

(b)      If Cempra is notified that any Supplied Compound, Clinical Supply, or Facility(ies) will be subject to an inspection by any Governmental Authority, including the Governmental Authority of the Territory, Cempra shall promptly advise Toyama in writing of such investigation and reasonably cooperate with such Governmental Authority and allow any such inspection to the extent required by Applicable Law, provided any reasonable additional out-of-pocket expense incurred with respect to any inspection by any Governmental Authority in the Territory shall be paid by Toyama. Within [*] Business Days of Cempra’s receipt thereof, Cempra shall provide to Toyama a copy of any report and other written communications received by them from any Governmental Authority to the extent that such report or communication relates to Cempra’s performance under this Agreement, any Supplied Compound, Clinical Supply, or the manufacture of

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any of the foregoing. Cempra shall provide Toyama with frequent, prompt status updates with regard to any audit or inspection conducted by any Governmental Authority of which Cempra is aware that relates directly to Supplied Compound or Clinical Supply or which could impact on the ability to make or to continue to make and supply Supplied Compound or Clinical Supply.

6.6      Audit Rights by Toyama.  Toyama shall have the right at any time and from time to time during business hours, after prior arrangements have been established with Cempra, to audit the Facilities of Cempra including, to the extent permitted by Cempra’s contractors (Cempra being committed to obtain such permission), its subcontractor(s) related to manufacture of the Supplied Compound for sole purpose of reviewing Cempra’s compliance with Specifications and cGMP. Each Party shall bear its own out-of-pocket expense and costs related to such audit, any reasonable additional out-of-pocket expense therefor imposed by any Third Party contractor with respect to any such audit by or on behalf of Toyama shall be paid by Toyama.

Article VII

Documentation

7.1      Documentation.  Each Party shall maintain, in accordance with and for the period required under cGMP and all other Applicable Law, complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of the Supplied Compounds, Clinical Supply, and, in the case of Toyama, Finished Products.

Article VIII

Representations, Warranties, and Covenants

8.1      Representations and Warranties of Cempra. Cempra represents and warrants that:

(a)      the manufacture, packaging, generation, processing, supply, distribution, transport, treatment, storage, disposal and other handling of any Supplied Compounds or Clinical Supply by or on behalf of Cempra prior to it being made available at the Delivery Point shall be in strict accordance with and conform to the Specifications, the Quality Agreement, cGMP, and Applicable Law;

[*];

[*]; and

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[*].

DISCLAIMER:    THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT DO NOT APPLY TO SUPPLIED COMPOUND OR CLINICAL SUPPLY (COLLECTIVELY, “SUPPLIED PRODUCT”) TO THE EXTENT THAT, AFTER BEING MADE AVAILABLE BY CEMPRA TO TOYAMA, OCCURRENCES AFFECTING OR ALTERING THE SUPPLIED PRODUCT AFTER BEING MADE AVAILABLE FOR PICK-UP BY TOYAMA’S CARRIER AT THE DELIVERY POINT, OR ACTIONS TAKEN OR FAILED TO BE TAKEN AFTER THE SUPPLIED PRODUCT WAS SHIPPED THEREBY, THE SUPPLIED PRODUCT FAILS TO CONFORM TO SPECIFICATIONS OR CGMP. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8.1, CEMPRA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY.   The foregoing disclaimers shall not be deemed to affect in any way the representations and warranties made in the License Agreement.

8.1A    Cempra Covenant.  Cempra shall (i) provide Toyama [*] following the Effective Date as soon as reasonably practicable following the receipt thereof by Cempra and (ii) [*].

8.2      Representations and Warranties of Toyama.  Toyama represents and warrants to Cempra that Toyama has all Consents and other governmental approvals, permits, consents, and licenses necessary for the performance of its obligations hereunder and will obtain, prior to any manufacture, marketing, distribution, or sale of the Supplied Compounds, Clinical Supply, or Finished Product under the License Agreement, all Consents and other governmental approvals, permits, consents, and licenses necessary therefor. To Toyama’s knowledge as of the Effective Date, without duty or obligation of investigation or inquiry, there is no Patent owned by any Third Party, other than those Patents included within the Cempra Patents, that Covers any Supplied Compound or Clinical Supply in the Territory.

8.3      Storage and Distribution of the Supplied Compounds and Clinical Supply.  Toyama shall comply, and shall ensure that its Affiliates and Sublicensees comply, with cGMP, the Specifications, and all Applicable Law in the storage, handling, use, and distribution of the Supplied Compound and Clinical Supply supplied by Cempra pursuant to this Agreement, and Toyama shall comply, and shall ensure that its Affiliates, Sublicensees and Toyama Sole Distributors comply, with cGMP, the Specifications, and all Applicable Law in the manufacture, storage, handling, sale, use, and distribution of all Finished Products manufactured using such Supplied Compound.

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Article IX

Liability and Indemnification

9.1      Indemnification by Cempra.  Subject to Section 9.3, Cempra hereby agrees to defend, indemnify and hold harmless Toyama, its Affiliates, Sublicensees, Toyama Sole Distributors, and Toyama’s and its Affiliates’ directors, officers, employees, contractors, agents, other representatives, successors and assigns (collectively, “Toyama Indemnitees”) from and against all suits, claims, proceedings or causes of action brought by Third Parties (“Claims”), and all associated damages, liabilities, expenses and/or loss, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”), to the extent arising out of:

(a)        any Cempra Indemnitee’s (i) negligence, willful misconduct, or fraud with respect to Licensed Product, Compound, Permitted Derivative, or its activities under this Agreement, (ii) breach of this Agreement, (iii) failure to comply with Applicable Law with respect to any Cempra Indemnitee’s activities with respect to Licensed Product, Compound, or Permitted Derivative, or (iv) manufacture, use, sale, offering for sale, import, export, Development, or Commercialization of (q) the Compound, Permitted Derivative, or Licensed Products outside the Field or outside the Territory or (r) any products, other than Licensed Products, incorporating the Compound or any Permitted Derivative as their sole API (including but not limited to any product liability claims or similar claims arising from such activities);

(b)      any Third Party claim that [*];

(c)      any Third Party claim that [*]; or

(d)      any Third Party claim that [*],

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except to the extent, in the case of (a), (b), (c), and (d), such Claims or Losses result from any Toyama Indemnitee’s (i) negligence, willful misconduct, or fraud with respect to Development, manufacture, or Commercialization of Licensed Products, Compound or Permitted Derivative, (ii) breach of this Agreement, or (iii) failure to comply with any Applicable Laws.

9.2      Indemnification by Toyama.  Subject to Section 9.3, Toyama hereby agrees to indemnify, defend and hold harmless Cempra, its Affiliates and Cempra’s and its Affiliates’ licensors, officers, directors, employees, contractors, agents, other representatives, successors, and assigns (collectively, “Cempra Indemnitees”) from and against any Claims and Losses to the extent arising out of:

(a)        any Toyama Indemnitee’s (i) negligence, willful misconduct, or fraud with respect to Licensed Product, Compound, Permitted Derivative, or its activities under this Agreement, (ii) breach of this Agreement, (iii) failure to comply with Applicable Laws with respect to any Toyama Indemnitee’s activities with respect to Licensed Product, Compound, or Permitted Derivative, or (iv) Development, Commercialization, manufacture, use, import, export, or sale of any Compound, Permitted Derivative, or Licensed Product in the Territory and in the Field (or with respect to the exercise of Back-Up Supply Rights, in the Manufacturing Territory) (including but not limited to any product liability claims or similar claims arising from such activities);

(b)         any Third Party claim that any Compound or Permitted Derivative incorporated in any Licensed Product used or sold in the Field in the Territory caused personal injury or death to the extent such personal injury or death was claimed on the basis of, or caused by, [*];

(c)         a Third Party claim that any Licensed Product made, used, or sold by or on behalf of Toyama, any Sublicensee, or any Toyama Sole Distributor, or the manufacture, Development, or Commercialization of any Licensed Product by or on behalf of Toyama, any Sublicensee, or any Toyama Sole Distributor, infringes or misappropriates a Third Party’s intellectual property rights; or

(d)        any Third Party claim that Toyama’s, its Sublicensees’, or any of Toyama’s or Sublicensees’ contractors’ manufacture of any Compound or Permitted Derivative, [*], infringes or misappropriates any intellectual property rights of any Third Party, except to the extent, in the case of (a), (b), (c), and (d), such Claims or Losses are subject to indemnification by Cempra under the License Agreement or this Agreement.

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9.3      Indemnification Procedures.  Each Party’s agreement to indemnify, defend, and hold harmless under Section 14.1 or 14.2, as applicable, is conditioned upon the indemnified party (a) providing written notice to the indemnifying Party of any Claim arising out of the allegedly or actually indemnified matter as soon as reasonably possible, and in any event no later than within [*] Calendar Days after the indemnified Party has actual knowledge of such claim, demand or action, (b) permitting the indemnifying Party to assume control at its sole expense over the investigation of, preparation and defense against, and settlement or voluntary disposition of any such claim, demand or action, using counsel reasonable acceptable to the indemnified Party, (c) assisting the indemnifying Party, as reasonably requested by the indemnifying Party and at the indemnifying Party’s reasonable expense, in the investigation, preparation, defense, and settlement or voluntary disposition of any such claim, demand or action, (d) not compromising, settling, or entering into any voluntary disposition of any such claim, demand or action without the indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, and (e) furnishing promptly to the indemnifying Party copies of all notices and documents (including court papers) received by any indemnified party in connection with the Claim for which indemnification is being sought; provided, however, that, if the party entitled to indemnification hereunder fails to comply with any of the foregoing conditions, the indemnifying Party will only be relieved of its indemnification obligation under this Agreement to the extent materially prejudiced by such failure. In no event may the indemnifying Party compromise, settle, or enter into any voluntary disposition of any claim, demand or action in any manner that admits material fault or wrongdoing on the part of the indemnified Party or incurs non-indemnified liability on the part of the indemnified Party without the prior written consent of the indemnified Party, and in no event may the indemnifying Party settle, compromise, or agree to any voluntary disposition of any matter subject to indemnification hereunder in any manner which would reasonably be anticipated by the indemnifying Party to adversely affect any portion of the Cempra Technology, the other Party’s ability to Develop, manufacture, or Commercialize Licensed Products in the Field in the Territory, or, in the event Toyama is the indemnifying Party, Cempra’s, its Affiliates’ or their licensees’ ability to develop or exploit Cempra Technology, or any product incorporating, utilizing, or covered by the Cempra Technology or any Protected Patents, outside the Field, outside the Territory, or with respect to any products other than Licensed Products without the indemnified Party’s prior written consent, such consent not to be unreasonably withheld.

9.4      Limitation of Liability.

(a)        IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE

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CONTRARY, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT THE INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 9.1 AND 9.2 IN THIS AGREEMENT OR EITHER PARTY’S LIABILITY FOR PATENT INFRINGEMENT.

(b)      EACH PARTY’S TOTAL, AGGREGATE LIABILITY FOR ALL CLAIMS ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY, STRICT LIABILITY, OR OTHERWISE, SHALL NOT EXCEED THE GREATER OF (i) US$[*] MILLION [*] OR (ii) [*], PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT CEMPRA’S INDEMNITY OBLIGATIONS UNDER THIS AGEEMENT EXCEPT WITH RESPECT TO SUCH OBLIGATIONS UNDER CLAUSE (a)(ii) OF SECTION 9.1 OF THIS AGREEMENT WITH RESPECT TO CLAIMS MADE BY, OR LOSSES OF, THIRD PARTIES WITH RESPECT TO ANY BREACH OF CONTRACT OR SIMILAR ARRANGEMENT, ANY FAILURE TO PERFORM UNDER OR COMPLY WITH ANY CONTRACTUAL PROVISION OR SIMILAR OBLIGATION, OR SIMILAR OCCURRENCE OR ON THE BASIS OF ANY SIMILAR THEORY OR CAUSE OF ACTION.

Article X

Term; Termination

10.1    Term.  Unless earlier terminated in accordance with this Article X, this Agreement shall commence on the Effective Date and continue until the expiration or termination of the License Agreement.

10.2    Termination.

(a)      Material Breach.  Either Party may terminate this Agreement, effective upon (i) [*] Calendar Days written notice to the other Party for any failure to pay any amounts when due under this Agreement or (ii) [*] Calendar Days prior written notice to the other Party in the case of any other breach of this Agreement, respectively, if the other Party fails to pay any amounts when due under this Agreement or commits a material breach of this Agreement and fails to cure such breach by the end of such [*] or [*] Calendar Day period, respectively; provided, however, that (i) failure to pay amounts due under this Agreement within [*] Calendar Days after such payments are due (as set forth in Section 4.2) shall in any event, and without limitation of any other rights or remedies available to Cempra under this Agreement, relieve Cempra of any further obligation to perform under this Agreement until all outstanding payments are brought current, and, should Cempra elect in writing to require reasonable security, Toyama shall also have provided reasonable security for future payment as required by Cempra. Notwithstanding anything to the contrary, Toyama shall only be entitled under this Section 10.2(a) to terminate this Agreement for (X) any uncured failure by Cempra to deliver Supplied Compounds or Clinical Supply, respectively, in accordance with Orders properly placed under this Agreement if [*], or [*], and (Y) with respect to whichever of Supplied

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Compound or Clinical Supply was the subject of Cempra’s uncured supply failure that caused, or was reasonably anticipated by Toyama to be the cause, of such material adverse effect, and this Agreement may remain in effect with respect to whichever of the Supplied Compound or Clinical Supply was not the subject of such uncured supply failure by Cempra, at the option of Toyama.

(b)      Termination for Financial Insecurity.   In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [*] Calendar Days of the filing thereof, then (i) such Party shall immediately provide written notice of such circumstance to the other Party and (ii) the other Party may terminate this Agreement effective immediately upon written notice to such Party.

10.3    Effects of Termination. In the event of termination or expiration of this Agreement, Cempra shall have no further obligation to sell Supplied Compound or Clinical Supply to Toyama (including with respect to any outstanding Orders), provided that, without limitation of any rights or remedies Cempra may have with respect to any breach of this Agreement or the License Agreement by Toyama, Cempra shall have the option, in its sole discretion, to fulfill any Orders outstanding at the time of such termination and, in the event it does fulfill any such outstanding Orders, Toyama shall be obligated to buy, pay for, and take delivery of such Supplied Compound or Clinical Supply on the terms set forth in this Agreement. In addition, in the event of any expiration or termination of this Agreement, Toyama shall reimburse Cempra, within [*] Calendar Days of any invoice provided by Cempra, for all reasonable, documented costs incurred by it or its Affiliates with respect to any Supplied Compound or Clinical Supply to be supplied hereunder that is in the process of manufacture as of the date of such expiration or termination or reasonable amounts of Materials obtained in reasonable anticipation of Cempra’s supply of Supplied Compound or Clinical Supply hereunder pursuant to any Orders, Firm Zone, or Non-binding Forecasts provided hereunder. Notwithstanding the foregoing or anything to the contrary, in the event of termination of this Agreement by Toyama pursuant to Section 10.2(a) or expiration of this Agreement due to the termination of the License Agreement by Toyama pursuant to Section 12.2 thereof, Toyama shall have the right to cancel (in writing) any unfulfilled orders for Supplied Compound or Clinical Supply outstanding as of the date of such termination (except to the extent shipment of Supplied Compound or Clinical Supply to the Delivery Point has been initiated by or on behalf of Cempra prior to such cancellation, for which corresponding orders may not be canceled and Toyama shall remain liable), and Toyama shall not have any obligation to pay for any such canceled orders nor to reimburse Cempra for any costs incurred by it or its Affiliates with respect to any Supplied Compound or Clinical Supply that is the subject of such canceled orders.

10.4    Survival.  Articles I, III, VII, IX, X, and XI, Sections 2.5, 5.2(d), 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 6.1, 6.4, 6.5, 8.1, 8.2 and 8.3, and any other provision which by its terms specifically shall so state, together with any Articles or Sections referenced in such surviving provisions or necessary to give them effect and any obligation to make accrued but unpaid payments due hereunder (and any payment obligations resulting from any post-termination or

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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expiration supply of Supplied Compound or Clinical Supply, or request for reimbursement for work-in-process or Materials, under Section 10.3), shall survive the termination or expiration of this Agreement.

Article XI

Miscellaneous

11.1    General.  Except to the extent the contrary is explicitly stated in this Agreement, Sections 10, 13.1 (solely with respect to clauses (a), (b), (c), (d), (e), and (f) thereof), 13.3, 13.4 (solely with respect to the portions of Sections 13.1 and 13.3 of the License Agreement previously referenced in this Section 11.1), 14.5, 14.6, 15, 16.2, 16.3, 16.5, 16.6, 16.7, 16.8, 16.9, 16.10, 16.11, 16.12, 16.13, 16.14, 16.16, and 16.17 of the License Agreement will apply to the subject matter hereof mutatis mutandis.

11.2    Standard Forms.  In all communications, Cempra and Toyama may employ their standard forms, but nothing in those forms, including Orders, shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

11.3    Notices.  In addition to the other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the Business Day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

If to Cempra:

Cempra Pharmaceuticals, Inc.

Building Four Quadrangle

6340 Quadrangle Drive, Suite 100

Chapel Hill, North Carolina 27517 USA

Attn: Prabhavathi Fernandes, Ph.D., Chief Executive Officer

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  With a copy (which shall not constitute notice) to:

  Wyrick Robbins Yates & Ponton LLP

  4101 Lake Boone Trail, Suite 300

  Raleigh, North Carolina 27607

  Attn: Jason S. Wood

If to Toyama:

Toyama Chemical Co., Ltd.

2-5, Nishishinjuku 3-chome

Shinjuku-ku, Tokyo 160-0023

Japan

Attn: [*],

         [*], Business Development Department

11.4    Subcontractors.  Cempra may utilize subcontractors (including any Affiliates of Cempra) to the extent such subcontractors have appropriate expertise and experience in the performance of its obligations under this Agreement.

11.5    CISG Disclaimer.  The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed by the Parties with respect to this Agreement and the transactions contemplated hereby.

11.6    Force Majeure.  Neither Party shall be liable to the other on account of any failure to perform or on account of any delay in performance of any obligation under this Agreement (other than any obligation to pay any amounts due, which shall not be subject to this Section 11.6), if and to the extent that such failure or delay shall be due to a cause beyond the reasonable control of the relevant Party and which, by the exercise of its Commercially Reasonable Efforts of diligence and care, such Party could not reasonably have been expected to avoid (a “Force Majeure Event”). The Party experiencing the delay and seeking relief under this Section 11.6 shall promptly notify the other Party of the delay and the probable duration of the delay and shall use Commercially Reasonable Efforts to overcome such delay. The Party affected shall be excused from the performance of such obligation to the extent such performance is prevented, hindered or delayed thereby during the continuance of any such happening or event. This Agreement, in so far as it relates to such obligation, shall be deemed suspended so long as and to the extent that such cause delays the performance of any Force Majeure Event obligation.

[Signature page to follow.]

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Supply Agreement to be duly executed as of the Effective Date written above.

CEMPRA PHARMACEUTICALS, INC.

By:	/s/ Prabhavathi Fernandes

Name:	Prabhavathi Fernandes

Title:	President & CEO

TOYAMA CHEMICAL CO., LTD.

By:	/s/ Hirokazu Narita

Name:	Hirokazu Narita

Title:	Senior Executive Vice President

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EXHIBIT A-1

SUPPLIED COMPOUND SPECIFICATIONS

Test	Specifications
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[*].

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

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EXHIBIT A-2

CLINICAL SUPPLY SPECIFICATIONS

CEM-101 Capsules

Test	Method	Components	Specifications CEM-101 Capsules
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[*].

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.